Exhibit 10
October 28, 2010
Mr. Steven Snyder
[ADDRESS]
Dear Steve,
On behalf of Digi International Inc., I am pleased to offer you employment as Sr. Vice President, Chief Financial Officer reporting to Joe Dunsmore. (Please see Contingent Offer section below.)
Compensation
Your annualized total compensation target for this position is $425,000. The annualized base salary is $275,000 with an annualized incentive target of $150,000.
You will participate in Digi International’s Executive Incentive Plan. For the current fiscal year, your plan will contain the following components:
Quarterly Performance: 40% of your incentive target will be based on achievement of quarterly revenue and profitability targets.
Annual Performance: 60% of your incentive target will be based on achievement of the annual revenue and profitability targets.
All payments are pro-rated based on length of service in the quarter/fiscal year.
Stock Options
We will recommend to the Board of Directors an initial grant of 150,000 stock options. Your options will be at the market price at the time the board approves your grant and will vest over four years at a rate of 25% (37,500 shares) upon completion of one year, then proportionate monthly vesting thereafter. This option request will be brought to the Board of Directors on the first day that the Digi International trading window is open on or after your start date. The stock option agreement will contain a change in control provision.
Benefits
Digi offers a comprehensive benefit program which includes Medical, Dental, Vision, Life and Disability Insurance, Medical and Dependent Care Reimbursement Plans, 401(k) Savings Plan, Employee Stock Purchase Plan, and a Tuition Reimbursement Program. You will be eligible for participation in Digi’s health insurance programs on the first day active employment with the company and will be eligible for participation in the 401(k) Savings Plan on the first day of the month following date of hire. Stock Purchase Plan participation eligibility begins on the first of January, April, July and October following date of hire.

You will be eligible to participate in Digi’s $500,000 Executive Life Insurance program. If accepted by the carrier, Digi International will pay the full annual premium. This is in additional to the basic and optional life insurance programs offered to all employees.
Vacation eligibility begins on the date of hire. Upon hire, you will receive four weeks of vacation. You will not accrue above or below this amount regardless of time taken. Should you leave the company at any point in the future, you will be paid for four weeks of accrued vacation.
Severance Agreement
If Digi International should terminate your employment at any time in the future for reasons other than Cause, you will be provided with the following severance package in exchange for a full release of claims against the Company:
1)
Twelve months of base salary in effect at the time of termination. This shall be paid in a lump sum as soon as administratively feasible after the later of the date of termination or the date the release of claims has become irrevocable.

2)
A pro-rata bonus based on number of months worked in the fiscal year prior to a qualifying termination and the Company’s actual performance against annual objections. This pro-rata bonus shall be paid no later than 2.5 months after the close of the fiscal year in which the qualifying termination occurs.

For purposes of this agreement, “Cause” shall mean only the following: (i) indictment or conviction of, or a plea of nolo contendere to, (A) any felony (other than any felony arising out of negligence), or any misdemeanor involving moral turpitude with respect to the Company, or (B) any crime or offense involving dishonesty with respect to the Company; (ii) theft or embezzlement of Company property or commission of similar acts involving dishonesty or moral turpitude; (iii) material negligence in the performance of your job duties after notice; (iv) failure to devote substantially all of his working time and efforts during normal business hours to the Company’s business; or (v) knowing engagement in conduct which is materially injurious to the Company.
Digi International Employment Agreement
This offer of employment is contingent upon your signature on the enclosed Digi International Employment, Confidential Information, and Arbitration Agreement. Your signature constitutes acceptance of the terms and conditions contained in the Agreement, so please read it thoroughly prior to signing. This offer is also conditioned upon Digi’s determination that you are not subject to any agreement with any former employer or any other party that would prohibit you from working in the position of Sr. Vice President, Chief Financial Officer. If at any time in the future the Company determines that you are subject to an agreement that, in Digi’s sole discretion, would prohibit your employment by Digi, Digi may withdraw this offer of employment or terminate your employment with the Company. This Employment Agreement must be signed prior to your first day of employment.
Employment with Digi International Inc. is “at will,” which means that it is for no definite period and may be terminated by either you or Digi at any time for any reason without prior notice. I understand, agree, and acknowledge that any reliance on any statements by any representative of the company contrary to this “at will” arrangement is unreasonable and may not form any basis for my reliance thereon.

Digi International has partnered with Verified Credentials, a background screening organization, to administer confidential background checks. Within 48 hours, we ask that you visit Verified Credential website at http://myvci.com/digiinternationalinc to complete a personal questionnaire using your full legal name including middle initial. If you are unable to access the internet within this timeframe, please contact me to further assist you in the process. This offer is contingent upon a finding of “no issue” with your background check. If information is revealed after your start date, Digi has the right to terminate employment without prior notice.
Commencement Date
We would like you to start on November 30, 2010.
Contingent Offer
This offer of employment is contingent upon approval by the Board of Directors and your election as an officer of Digi International.
Please inform me of your acceptance of this offer by November 2, 2010 and acknowledge your acceptance by signing one of the enclosed copies.
Sincerely,

Digi International Inc.

/s/ Tracy Roberts
Tracy Roberts
VP, Human Resources & Information Technology
Offer accepted:

/s/ Steven E. Snyder	11/5/10	11/30/10

Steven E. Snyder	Date	Start Date

DIGI INTERNATIONAL INC.
EMPLOYMENT, CONFIDENTIAL INFORMATION,
AND ARBITRATION AGREEMENT
As a condition of my employment with DIGI INTERNTIONAL INC., its subsidiaries, affiliates, successors or assigns (together the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:
1. At-Will Employment. I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS OBTAINED IN WRITING AND SIGNED BY THE CHIEF EXECUTIVE OFFICER OF THE COMPANY. I ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR MYSELF, WITH OR WITHOUT NOTICE.
2. Confidential Information.
(a) Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use or disclose, except for the benefit of the Company, to any person, firm or corporation without written authorization of the Chief Executive Officer of the Company, any Confidential Information of the Company. I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research and research plans, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, means of accessing the company’s computer systems or networks, developments, inventions, processes, formulas, technology, designs, drawings, engineering data, hardware configuration information, marketing, financial or other business information obtained by me either directly or indirectly in writing, orally or by observation. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.
(b) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.
(c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.
3. Conflicting Employment. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.
4. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign, deliver and comply with the terms of the “Termination Certification” attached hereto as Exhibit A.

5. Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.
6. Covenant Not to Compete. To the full extent permitted by law, I agree that during the course of my employment with Digi International and for a period of twelve (12) months after the termination of my employment (whether voluntary or involuntary), I will not directly or indirectly provide any services to any individual, company, or other entity which is or plans to be directly competitive with Digi International’s business, unless I have written consent of Digi International. This includes, but is not limited to, direct employment, independent contracting, and any consultancy relationships.
7. Non-solicitation.
(a) Non-solicitation of Employees. To the full extent permitted by law, during my employment and for a period of twelve (12) months immediately following the termination of my employment with the Company for any reason, whether voluntary or involuntary, I shall not, by myself or in collaboration with others, either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or any other person or entity.
(b) Non-solicitation of Business. To the full extent permitted by law, for a period of twelve (12) months immediately following the termination of my employment with the Company for any reason, whether voluntary or involuntary, I will not divert or attempt to divert from the Company any business the Company had enjoyed, solicited, or planned to solicit from its customers or potential customers during the eighteen (18) months prior to my termination of employment.
8. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.
9. Arbitration and Equitable Relief.
(a) Arbitration. EXCEPT AS PROVIDED IN SECTION 9(b) BELOW, I AGREE THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL BE SETTLED BY ARBITRATION TO BE HELD IN HENNEPIN COUNTY, MINNESOTA, IN ACCORDANCE WITH THE EMPLOYMENT DISPUTE RESOLUTION RULES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR MAY GRANT INJUNCTIONS OR OTHER RELIEF IN SUCH DISPUTE OR CONTROVERSY. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR’S DECISION IN ANY COURT HAVING JURISDICTION. THE COMPANY AND I SHALL EACH PAY ONE-HALF OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH OF US SHALL SEPARATELY PAY OUR COUNSEL FEES AND EXPENSES.
THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP (EXCEPT AS PROVIDED IN SECTION 9(b) BELOW), INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:
i. ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;
ii. ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, AND MINNESOTA STATUTE SECTION 181, et seq.;
iii. ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

(b) Equitable Remedies. I AGREE THAT IT WOULD BE IMPOSSIBLE OR INADEQUATE TO MEASURE AND CALCULATE THE COMPANY’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’S FEES AND COSTS FROM ME.
(c) Consideration. I UNDERSTAND THAT EACH PARTY’S PROMISE TO RESOLVE CLAIMS BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, RATHER THAN THROUGH THE COURTS, IS CONSIDERATION FOR OTHER PARTY’S LIKE PROMISE. I FURTHER UNDERSTAND THAT I AM OFFERED EMPLOYMENT IN CONSIDERATION OF MY PROMISE TO ARBITRATE CLAIMS.
10. General Provisions.
(a) Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Minnesota. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Minnesota for any lawsuit filed there against me by the Company arising from or relating to this Agreement.
(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.
(c) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.
(d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.
Date: 11/7/10

/s/ Steven E. Snyder
Signature

Steven E. Snyder

Witness:	/s/ Pamela Snyder